EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements No. 333-77501 and No. 333-26157 of Flagstar Bancorp, Inc. on Form S-8 of our report dated June 28, 2011, appearing in this Annual Report on Form 11-K of Flagstar Bank 401(k) Plan for the year ended December 31, 2010.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan June 28, 2011